Exhibit 10.49

                                    AGREEMENT

      AGREEMENT made this 17th day of February, 2000, among TTR Technologies, Inc., a Delaware company with offices at 1841 Broadway, New York, New York ("TTR Inc.") and TTR Technologies Ltd., an Israeli company with offices at 2 HaNagar Street, Kfar Saba, Israel ("TTR Ltd." together with "TTR Inc." the "Companies"), K & D Equities, Inc., with offices at 1425 E. University Drive, Suite 108, Tempe AZ 85281-8412 ("K&D") Isaac Winehouse, with an address at ____________ ("Winehouse") and Wall & Broad Equities, Inc. with an address at _____________("W&B").

                               W I T N E S S E T H

      WHEREAS, a dispute has arisen amongst the Parties in connection with the provision by K&D to TTR Inc. of certain services, which dispute resulted in certain claims brought by K&D (hereinafter, the "Complaint"), against the remaining Parties for, inter-alia, breach of contract; K&D's claims are fully set forth in Civil File No. CV-00472 filed on January 21, 2000, with the United States District Court for the Eastern District of New York (hereinafter, the "Complaint");

      WHEREAS, each of TTR Inc., W&B and Winehouse, the named defendants in the Complaint, deny each and every claim and allegation set forth in the Complaint;

      WHEREAS, the parties desire to resolve all disputes amongst them on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the terms and conditions hereafter set forth, the parties agree hereafter as follows:

1. Exercise of Warrants issued to K&D. Reference is hereby made to the Warrant issued by TTR Inc. to K&D on July 29, 1999, to purchase up to an aggregate of 400,000 shares of TTR Inc. Common Stock, par value $0.01 (the "Common Stock"), on the terms and conditions set forth therein, including, without limitation, at an exercise price per share of $2.75 (hereinafter, the "Warrant"). Subject to the terms and conditions set forth herein and in consideration of the releases contained herein, without acknowledging any admittance of liability, TTR Inc. agrees that K&D shall be entitled to exercise the Warrants, on the terms and conditions set forth herein, including, without limitation, the payment of exercise price per share set forth in the Warrant, for 200,000 shares of Common Stock (as issued, the "Warrant Shares"). K&D agrees that, except as provided hereunder, K&D hereby waives any and all rights it may have under the Warrant, or any other agreement with the Company, relating to the exercise of the Warrant with respect to the remaining 200,000 shares of Common Stock. Except as otherwise expressly amended hereunder, the terms and conditions set forth in the Warrant shall continue to apply in full force and effect. All capitalized terms used herein shall, unless otherwise defined, have the meanings ascribed thereto in the Warrant.

2. Issuance of Stock Certificates. TTR Inc. and K&D agree that K&D' right under
Section 1 above of this Agreement to exercise the Warrant Shares for an aggregate of 200,000 Warrant Shares shall be exercised by the issuance to K&D on the Closing (as hereinafter defined) of two

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(2) stock certificates containing standard restrictive legends, each certificate representing 100,000 Warrant Shares (each stock certificate shall hereinafter be referred to as a "Stock Certificate" and collectively the "Stock Certificates"). One Stock Certificate shall be deposited with Joel C. Schneider, of Sommer & Schneider LLP, 595 Stewart Avenue, Suite 710, Garden City New York 11530 (the "Schneider Escrow Agent") in escrow pursuant to Section 8 hereunder pending exercise of the Warrant for the Warrant Shares represented thereby and one stock certificate shall be deposited with Brounstein Aboudi Trustees Ltd., of 3 Gavish Street, K'Far Saba, Israel ("B&A Escrow Agent") in escrow pursuant to Section 8 hereunder pending exercise of the Warrant for the Warrant Shares represented thereby.

3. Exercise of the Stock Certificate held by Schneider Escrow Agent. Subject to the terms and conditions set forth herein, K&D shall be entitled to exercise the Warrant for the Warrant Shares represented by the Stock Certificate deposited with the Schneider Escrow Agent at any time immediately following Closing upon receipt by the Company and the Company's counsel, from Joel Schneider, Esq., of written confirmation (furnished by facsimile with an original to follow by overnight courier) that the amount of $275,000 (the "First Warrant Exercise Installment") has been wire-transferred to TTR Inc.'s bank account designated by the Company, together with the wiring bank's trace number (ftk) reference for such wire-transfer. Upon delivery of such confirmation and ftk number reference as provided above, the Schneider Escrow Agent shall be entitled to release to K&D the Stock Certificate deposited with the Schneider Escrow Agent. Under no circumstance may the Schneider Escrow Agent release the Stock Certificate held by him to K&D prior to delivery of the confirmation and the stk number reference as provided above.

4. Exercise of the Stock Certificate held by the B&A Escrow Agent. Subject to the terms and conditions set forth herein, K&D shall be entitled to exercise the Warrant for the Warrant Shares represented by the Stock Certificate deposited with the B&A Escrow Agent at any time immediately following Closing upon receipt by the Company of $275,000 (the "Second Warrant Exercise Installment") AND the satisfaction of the Release Conditions. For the purposes of this Agreement, the term "Release Conditions" shall mean , (i) completion by K&D of coverage of TTR Inc. on the Website stockrocket.com, which coverage shall continue for not less than a consecutive ninety (90) days but the condition shall be satisfied upon such coverage continuing for a consecutive 30 day period and (ii) the confirmation in writing by the Schneider Escrow Agent to the B&A Escrow Agent of the payment by K&D to stockreporter.com of an aggregate of $108,000, provided, however, that, K&D's obligation to make such payment is subject to the condition that for a period of consecutive ten (10) business days following the effectiveness of TTR Inc.'s registration statement filed on Form S-1 relating to certain shares held by stockholders (including the Warrant Shares) through the 30th day following such effectiveness the per share sale price at which TTR Inc.'s publicly traded Common Stock trades in the over-the-counter market (OTC) shall equal or exceed $5.50,. If the per share sale price does not close at or exceed the price designated above for the period specified above, then K&D shall have no obligation to make such payment to stockreporter.com. Under no circumstance shall the B&A Escrow Agent be required to transfer to K&D the Stock Certificate deposited with it until the receipt by B&A of the Second Warrant Exercise Installment and the satisfaction of the Release Conditions.

5. Registration Rights

      K&D understands that the Company is in the process of filing with the Securities and Exchange Commission a registration statement under the Securities Act relating to certain Company securities held by certain Company shareholders or the holders of certain rights in


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

Company securities, (the "Registration Statement"). That Registration Statement is being filed pursuant to the terms of registration rights granted to certain investors (the "Investors"). The Company shall include the Warrant Shares in the Registration Statement filed on behalf of such Investors. The Company Shall notify Joel Schneider, Esq., on behalf of K&D, of the effectiveness of such registration statement, if any, within 24 of the commencement of such effectiveness; the Company understands that that the provision of such notice to Joel Schneider, Esq., on behalf of K&D, is a material term for K&D.

6. Closing. The Closing shall take place on February 17, 2000 or such other subsequent date acceptable to the parties (the "Closing"). At the Closing, TTR Inc. shall deliver by facsimile a signed copy of this Agreement. K&D shall deliver by facsimile a (i) signed copy of this Agreement, (ii) the Warrant instrument with the notation "VOID" written across the face thereof and (iii) a Notice of Dismissal with prejudice and without costs in accordance with the Federal Rules of Civil Procedure dismissing the Complaint properly executed by K&D, with the originally signed notice being forwarded by messenger or courier on the Closing date to an address forwarded to the Escrow Agent.. TTR Inc. shall instruct its stock transfer agent to forward to each of the Schnieder Escrow Agent and the B&A Escrow Agent a Stock Certificate.

7. Release.

(a) Upon the due execution of this Agreement by all of the parties hereto and the issuance by TTR Inc. of the two Stock Certificates, K&D (and its officers, directors, employees, shareholders, attorneys for this matter, agents, successors, personal representatives and assigns) hereby absolutely and unconditionally waive, release and forever discharge each of the Companies, W&B and Winehouse, and their respective affiliates, officers, directors, shareholders, employees, agents, attorneys, insurers, successors, heirs and assigns, from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof including specifically, but without limiting the generality of the foregoing, claims relating to or arising as a result of any allegation set forth in the Complaint and any and all claims that K&D could have asserted against any of the Companies, W&B or Winehouse.

(b) In consideration of the releases in Section 7 (a) above, each of Companies, W&B and Winehouse (and each of their respective officers, directors, employees, shareholders, attorneys, agents, heirs, successors, executors, personal representatives and assigns) does hereby absolutely and unconditionally waive, release and forever discharge K&D and its affiliates, officers, directors, shareholders, employees, agents, attorneys in this matter, insurers, successors and assigns, from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof.

8. Stipulation of Dismissal

      Concurrently with the due execution of this Agreement by all the parties hereto, K&D shall take all action necessary to dismiss the Complaint with Prejudice and without costs. The delivery to TTR Inc. of a Notice of Dismissal with prejudice and without costs dismissing the Complaint shall be a condition precedent to K&D's exercise of any of its rights under the Warrant. This Agreement shall not be filed with the Court.

9. Provision relating to each of the Schnieder Escrow Agent and the B&A Escrow Agent


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

(a) The Escrow Agents herein, in their actions pursuant to this Agreement, shall be fully protected in every reasonable exercise of its discretion and shall have no obligation hereunder either to any of the other Parties herein, except as expressly set forth herein. The Escrow Agents may rely upon any instrument or writing believed by them to be genuine and sufficient and properly and shall not be liable or responsible for any action taken or omitted in accordance with the provisions hereof. The Escrow Agents shall not be liable or responsible for any act they may do or omit to do in the exercise of reasonable care.

(b) The Escrow Agents shall hold the Stock Certificates without compensation as a stakeholder only. The Escrow Agents are not and shall not be deemed to be a trustee for any party for any purpose and are merely acting as depository and in a ministerial capacity hereunder with the limited duties herein described. The Escrow Agents shall have no obligation to anyone to invest any of the deposited shares.

(c) The duties and obligations of the Escrow Agents shall be determined solely by the express provisions of this Agreement and the Escrow Agents shall not be responsible except for the performance of such duties and obligations as are specifically set out in this Agreement.

(d) The Escrow Agents shall not be responsible in any manner whatsoever for any failure or inability of TTR Inc. to deliver Stock Certificates to the Escrow Agents or otherwise to honor any of the provisions of this Agreement.

(e) Each of the Companies, K&D, Winehouse and W&B, jointly and severally, agrees to indemnify the Escrow Agents and to hold them harmless against any loss, liability or expense incurred on its part arising out of or in connection with its acting as Escrow Agents under this Agreement, as well as the cost and expense of defending against any claim of liability. The Escrow Agents shall be entitled to consult with counsel of its choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

10. Confidentiality. The Parties hereby undertakes (i) to keep confidential and
(ii) not to disclose to any party any and all matters relating to this Agreement, unless required by applicable law or relevant regulations. K&D acknowledges that TTR Inc. will file an executed copy of this Agreement and the dismissal order of the Court with the Securities and Exchange Commission in accordance with the requirements of the Securities Act of 1933, as amended and/or the Securities and Exchange Act of 1934.

11. Reliance and Complete Agreement. The parties acknowledge and agree that in the execution of this Agreement, neither has relied upon any representation by any party or attorney, except as expressly stated herein. Moreover, this Agreement shall represent the complete and entire agreement between the parties, to the exclusion of any and all other prior or concurrent terms, written or oral. No supplement, modification or waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby.

12. Headings. Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof.


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

13. Successors and Assigns. Except as otherwise provided in this Agreement, all the terms and provisions of this Agreement shall be upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Governing Law; Forum

      15.1 This Agreement, its validity, construction and effect shall be governed by and construed under the laws of the State of New York. All disputes, controversies, differences or questions arising out of or relating to this Agreement, or to the validity, interpretation, breach, violation or term thereof, will be finally and solely determined and settled by an arbitrator in New York, mutually agreed upon or appointed by the Parties.

      15.2 Such arbitrator shall not be bound by the rules of evidence or civil procedure but shall give written reasons for any decision. The signing of this Agreement constitutes a an agreement to arbitrate under Article 75 of the New York Civil Practice Law and Rules.

      15.3 The arbitrator shall be authorized to render interim decisions and partial verdicts and shall have the right to issue verdicts whether of law or compromise.

      15.4 In the absence of agreement between the Parties either shall have the right to apply to American Arbitration Association, New York Office to appoint an arbitrator to act in accordance with the provisions set out in this section 15.

16. Representation. Each Party acknowledges that they have had the opportunity to consult with legal counsel respecting this Agreement. Each person executing this Agreement on behalf of a corporation hereby represents and warrants that he has been authorized to do so by all necessary corporate action.


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

17. Non-Disparagement. None of the Parties(and their representatives, successors, agents or respective officers, directors, employees, agents, attorneys, insurers, successors and assigns) shall disparage the other Parties hereto or their businesses.

      IN WITNESS WHEREOF, each of the parties has set forth its/ his signature as of the date first written above.

K&D Equities Inc.             .           TTR Technologies, Inc.

By: /s/ Steven DeVoss                     By: /s/ Marc D. Tokayer
    -------------------------------           ----------------------------------
Title: President                          Title: President

/s/ Isaac Winehouse
-----------------------------------
Isaac Winehouse
                                          TTR Technologies Ltd.

                                          By: /s/ Marc D. Tokayer
                                              ----------------------------------
                                          Title:  President

Wall & Broad Equities Inc.                Brounstein Aboudi Trustees Ltd.


By: /s/ Isaac Winehouse                   By: /s/ David Aboudi
    -------------------------------           ----------------------------------
Title: President

/s/ Joel Schneider
-----------------------------------
Joel Schneider, as Escrow Agent


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